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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 27, 2003 accompanying the financial statements and supplemental information of RAIT Investment Trust 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2002 Registration Statement and Prospectus. We hereby consent to the incorporation of said report in the Registration Statement of RAIT Investment Trust and Subsidiaries on Form S-8 (File No. 333-109158, effective September 26, 2003).

/s/ GRANT THORNTON LLP


Philadelphia, Pennsylvania
September 26, 2003